UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each [exchange] on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Pink

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Paul Y. Song Securities Purchase Agreement

On May 5, 2025, NKGen Biotech, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Paul Y. Song (the “Purchaser”), pursuant to which the Company agreed to issue and sell, and the Purchaser agreed to purchase, an aggregate of 20,849,725 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $0.1271 per share (the “Share Price”), subject to adjustment, for an aggregate purchase price of $2,650,000.00. The Share Price represents the most recent closing price of the Company’s common stock prior to the execution of the Agreement.

In addition to the Shares, the Company agreed to issue to the Purchaser a common stock purchase warrant (the “Warrant”) to purchase up to 41,699,449 shares of common stock, exercisable at the Share Price.

The offering and sale of the Shares and the Warrant (collectively, the “Securities”) were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Securities have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the Securities Act’s registration requirements.

The Purchaser currently serves as the Chief Executive Officer of the Company and the Chairperson on the Company’s Board of Directors (the “Board”). As such, the issuance and sale of the Shares and the Warrant constitutes a “related party transaction” under Item 404 of Regulation S-K. The terms of the Agreement, including the Share Price, the number of shares and warrants issued, and all other material terms, were negotiated and entered into at an arm’s length basis. The transaction was approved in accordance with the Company’s policies and procedures for the review, approval, or ratification of a related party transaction, including review and approval by the Board and the Audit Committee with the Purchaser recusing himself from any deliberations or approvals relating to the transaction.

The foregoing description of the Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the form of Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Securities were issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure

On May 8, 2025, the Company issued a press release regarding the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated May 5, 2025, by and between NKGen Biotech, Inc. and Paul Y. Song
10.1	Securities Purchase Agreement, dated May 5, 2025, by and between NKGen Biotech, Inc. and Paul Y. Song
99.1	Press release, dated May 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: May 8, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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